UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 23, 2024

Date of Report (Date of earliest event reported)

1-13948

(Commission file number)

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

1-770-569-4229

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

In connection with the Offering (as defined below), Mativ Holdings, Inc. (the “Company”) expects to make available the following information to prospective investors:

For the 12 months ended June 30, 2024, the Company’s Covenant Adjusted EBITDA was $248.3 million.

For the 12 months ended June 30, 2024, the Company’s total debt, total net debt, ratio of total debt to Covenant Adjusted EBITDA and ratio of net debt to Covenant Adjusted EBITDA were as follows:

Total debt(1)	$1,160.5
Total net debt(1)	$1,027.6
Ratio of total debt to Covenant Adjusted EBITDA(2)(3)	4.7x
Ratio of net debt to Covenant Adjusted EBITDA(2)(3)	4.1x

The following table presents reconciliations of the Company’s Adjusted EBITDA and Covenant Adjusted EBITDA to net income for the periods presented:

	For the 12 Months Ended June 30,	For the Six Months Ended June 30,		For the Years Ended December 31,
($ in millions)	2024	2024	2023	2023	2022
Net Income (Loss)	$(326.7)	$(29.4)	$(12.2)	$(309.5)	$(6.6)
Less: Income (loss) from discontinued operations	180.6	—	17.6	198.2	62.3

Net loss from continuing operations	(507.3)	(29.4)	(29.8)	(507.7)	(68.9)
Plus: Interest expense	66.9	36.7	32.0	62.2	57.3
Plus: Financing Fees(4)	9.1	4.6	—	4.5	—
Plus: Provision for income taxes	14.1	(10.0)	2.7	26.8	(27.6)
Plus: Depreciation and amortization	145.7	72.7	73.6	146.6	109.8
Plus: Amortization of cloud-based software costs	0.2	0.2	—	—	—
Plus: Stock compensation expense	5.3	3.0	2.6	4.9	9.5
Plus: Inventory step up expense	—	—	1.4	1.4	19.3
Plus: Restructuring, restructuring related, impairment and other expenses(5)	49.1	25.5	2.7	26.3	20.3
Plus: Goodwill impairment(6)	401.0	—	—	401.0	—
Plus: Organizational realignment and integration costs(7)	(13.0)	6.5	19.5	—	—
Plus: Cybersecurity expenses(8)	—	—	—	—	5.7
Plus: Acquisition/merger and integration related costs(9)	32.4	—	—	32.4	68.9
Plus: Divestiture costs(10)	13.4	3.2	—	10.2	—
Plus: Litigation/tax settlement	—	—	4.9	4.9	—
Plus: Other expense (income), net	0.9	(0.6)	(1.6)	(0.1)	(1.1)

Adjusted EBITDA	$217.8	$112.4	$108.0	$213.4	$193.2

Other Credit Agreement adjustments(11)	30.5	—	—	43.4	—

Covenant Adjusted EBITDA	$248.3			$256.8

(1)

As of June 30, 2024, on an as adjusted basis after giving effect to the issuance and sale of the Notes (as defined below) in the Offering and the Company’s use of the net proceeds therefrom as described below, the Company would have had approximately $1,160.5 million of total indebtedness, including the Notes, and $1,027.6 million of net debt (total indebtedness less cash and cash equivalents (excluding $0.6 million of restricted cash) of $132.8 million). The Company’s total debt and net debt presented above: (a) represent the aggregate principal amount of debt without giving effect to discount or premium; (b) include the current and long-term portions of finance lease obligations ($18.6 million); and (c) include debt issuance costs ($(23.5) million).

(2)

In addition to financial measures prepared in accordance with GAAP, the Company also uses measures such as Adjusted EBITDA and Covenant Adjusted EBITDA as supplemental financial measures, as its management believes these measures provide additional information regarding the Company’s performance and because they are important measures by which its management assesses the profitability, cash flows and liquidity of the Company’s business. Adjusted EBITDA and Covenant Adjusted EBITDA should not be considered alternatives to net income as measures of operating performance or measures of liquidity. Adjusted EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization as adjusted for the items set forth in the table below. Covenant Adjusted EBITDA is defined as Adjusted EBITDA as further adjusted as provided under the Company’s Credit Agreement.

The Company’s presentation of Adjusted EBITDA and Covenant Adjusted EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

(3)

The ratio of total debt to Covenant Adjusted EBITDA is determined by dividing total debt by Covenant Adjusted EBITDA on an as adjusted basis after giving effect to the issuance and sale of the Notes in the Offering and the Company’s use of the net proceeds therefrom as described below. The ratio of net debt to Covenant Adjusted EBITDA is determined by dividing net debt by Covenant Adjusted EBITDA on an as adjusted basis after giving effect to the issuance and sale of the Notes in the Offering and the Company’s use of the net proceeds therefrom as described below.

(4)	Financing fees incurred for the accounts receivables sales agreement to sell certain trade receivables arising from revenue transactions of the Company’s U.S. subsidiaries on a revolving basis.

(5)	Represents expenses incurred under the Company’s restructuring programs related to manufacturing and cost optimization.

(6)	Represents a non-cash impairment charge related to certain reporting units included in the Company’s former Advanced Technical Materials reportable segment.

(7)	Represents costs incurred in connection with the Company’s organizational realignment effective during the first quarter of 2024.

(8)	Represents expenses incurred to investigate and remediate a cyberattack that the Company became aware of during the third quarter of 2022.

(9)	Represents costs incurred in connection with the merger with Neenah, Inc., which the Company completed on July 6, 2022.

(10)	Represents costs related to the sale of the Engineered Papers Business, which the Company completed on November 30, 2023.

(11)	Includes adjustments under the Credit Agreement for synergies, loss on sale of assets and other.

This information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 8.01	Other Events

On September 23, 2024, the Company announced that it intends to offer (the “Offering”), subject to market and customary conditions, $400 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of the Company and will be guaranteed by each of the Company’s existing and future wholly owned subsidiaries that is a borrower under or that guarantees obligations under its credit agreement or that guarantees certain other indebtedness, subject to certain exceptions. The Company expects to use the proceeds from the offering of the Notes (i) to redeem its 6.875% Senior Notes due 2026 (“2026 Notes”) and (ii) to repay approximately $43 million aggregate principal amount of outstanding borrowings under the term loan B facility under its credit agreement. A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This Current Report on Form 8-K does not constitute an offer to redeem or sell any of the 2026 Notes and does not constitute a notice of redemption of the 2026 Notes or a notice of satisfaction and discharge with respect to the related indenture.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of Mativ Holdings, Inc. dated September 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATIV HOLDINGS, INC.
(Registrant)

By:	/s/ Greg Weitzel
Greg Weitzel
Executive Vice President and Chief Financial Officer

Dated: September 23, 2024